                                                                   EXHIBIT 10.07

                                OPTION TO LEASE
                                ---------------


     THIS AGREEMENT, made this 4th day of May 1993, by and between TECHNOLOGY PARK/ATLANTA, INC., a Georgia corporation (herein called "Lessor"), and FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (herein called "Lessee");

                          W I T N E S S E T H:  That,
                          - - - - - - - - - -   ----


     WHEREAS, contemporaneously herewith Lessor and Lessee entered that certain Lease Agreement (herein called the "Other Lease") under which Lessee leased approximately 85,000 square feet of space in a building (herein called the "Other Building") to be constructed by Lessor on land lying adjacent to the Land (as hereinafter defined); and

     WHEREAS, Lessor owns that certain tract of real property containing approximately 9.20 acres and described on Exhibit "A", attached hereto and by
                                          -----------
this reference incorporated herein and made a part hereof (herein called the "Land"); and

     WHEREAS, on the terms and conditions hereinafter set forth, Lessee desires to acquire, and Lessor is willing to grant, an option to lease the Land and certain improvements to be built thereon in accordance with this Agreement;

     NOW THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00) in hand paid by Lessee to Lessor and the mutual promises contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, Lessee and Lessor hereby agree as follows:

     1. Definitions.  As used herein, the following terms shall have the
        -----------
meanings set forth in this Section 1:

        1.1 "Annual Square Foot Rental Rate" shall mean the annual base rental per rentable square foot of the Building (as hereinafter defined) and shall be calculated in accordance with the following formula:

     [Total Cost of Premises
     (including the Fair Market
     Value of the Land)]            x                Yield Rate
     ----------------------------------------------------------
                Gross Square Feet within the Building

        1.2 "Construction Cost" shall mean the amount Lessor would expect to pay a contractor to construct the Premises substantially in accordance with the Plans, which shall be determined by Lessor by soliciting bids from three (3) contractors selected by Lessor and reasonably acceptable to Lessee. The Construction Cost shall include the cost of all tenant improvement work within the Building which shall not exceed Twelve Dollars ($12.00) per rentable square foot of the Building, the cost of any insurance premiums which are required to be maintained with respect to the Premises, the cost of sales or use taxes on materials provided to the Premises, the cost of all permitting fees, the cost of utility tap and service fees and the cost of administrative, overhead and profit allowances charged by the contractor. All other factors being equal, Lessor will choose the contractor that submits the lowest bid. The cost set forth in the bid submitted by such chosen contractor shall be deemed to be the Construction Cost.

        1.3 "Fair Market Value of the Land" shall mean the fair market value of the Land as may be agreed to by Lessor and Lessee within fourteen (14) days after Lessee's exercise of the Option (as hereinafter defined) or as determined by the following procedure:

             1.3.1 Lessor shall submit to Lessee a list of five (5) real estate appraisers, each of which (i) is a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such institute is not then in existence), (ii) shall have at least ten (10) years experience in the appraisal of real estate, (iii) shall be familiar with property values in the metropolitan Atlanta, Georgia area and (iv) shall have reasonable experience in the appraisal of land values. Within fourteen (14) days after Lessee's receipt of such list of appraisers, Lessee shall choose two (2) appraisers from such list to determine the Fair Market Value of the Land. Each of the two (2) appraisers so designated by Lessee shall appraise the Fair Market Value of the Land, independent of one another. The Fair Market Value of the Land shall be the price on the date Lessee exercises the Option which a seller, willing but not obligated to sell, would accept for the Land, and which a buyer, willing but not obligated to buy, would pay therefore in an arm's length transaction. The appraisers shall assume that the Land would be sold free and clear of any and all encumbrances not of public record in an "all cash" transaction. The average of the two (2) appraisers' values shall be deemed to be the Fair Market Value of the Land for purposes of determining the Annual Square Foot Rental under Section 1.1 hereof and shall be binding on the parties hereto.

        1.4 "Premises" shall mean the Building and the Land, together with all easements benefitting the Land which arise under the Protective Covenants (as defined in the Other Lease).

        1.5 "Plans" shall mean those final plans and specifications of the construction of the Premises, prepared by Lessor for the mutual approval of Lessor and Lessee and as approved by Lessor and Lessee which Plans shall not allocate more than Twelve Dollars ($12.00) per rentable square foot of the

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Building towards the construction of interior tenant improvements.

        1.6 "Substantially Complete" shall mean with respect to the Premises,
(i) completed substantially in accordance with the Plans with all utilities including telephone conduit, other than telephone operations, being made available in accordance with Section 6.1 of the Other Lease, to the extent that such Premises can be occupied by Lessee, (ii) that Lessor provides Lessee with a temporary certificate of occupancy for the Premises (and Lessor diligently pursues issuance of a final certificate of occupancy), and (iii) that Lessor provides Lessee with a certificate from Lessor's architect certifying that the Premises have been substantially completed substantially in accordance with the Plans, it being understood that minor punch list items, final clean up and landscaping and similar items shall not be considered an obstruction to the Premises being deemed Substantially Complete.

        1.7 "Total Cost of Premises" shall mean the sum of all costs and expenses incurred and to be incurred by Lessor in the construction of the Premises in accordance with the Plans, including, without limitation, the Construction Cost, fees and expenses of architects, engineers, accountants, attorneys and surveyors in connection with the Premises, Lessor's overhead and profit with respect to the Premises, costs of purchasing, designing and installing the landscaping, costs of grading the Land which costs shall be consistent with the costs of grading the land on which the Other Building is situated and the Fair Market Value of the Land.

        1.8 "Yield Rate" shall mean the sum of (i) the yield per annum determined by Lessor as of the date on which such lease agreement referenced in
Section 2.4 hereof is executed (herein called the "Lease Execution Date") to be the yield in the secondary market on U.S. Government Treasury Notes on amounts comparable to the Total Cost of Premises (including the Fair Market Value of the Land) with a maturity that is nearest to ten (10) years (such determination to be based on annual yields published in The Wall Street Journal, and if such annual yields are not published in The Wall Street Journal, such determination shall be based upon annual yields obtained from the Federal Reserve Statistical Release H.15, published by the Board of Governors or the Federal Reserve System of the United States), plus (ii) 4.81% (representing the difference of 11.00% minus. 6.19%, which 6.19% is the yield per annum as of April 7, 1993 in the secondary market on U.S. Government Treasury Notes with a maturity date nearest to April 7, 2003 as published in The Wall Street Journal on April 7, 1993), which Yield Rate shall be subject to Lessor's ability to permanently finance the Building on terms reasonably acceptable to Lessor.

     2. Grant of Option to Lease.  Lessor hereby grants to Lessee the right and
        ------------------------
option (herein called the "Option") to lease from Lessor a maximum aggregate amount of approximately 114,000 rentable square feet (herein called the "Maximum Expansion Amount") of space in a building (herein called the "Building") to be constructed by Lessor on the Land of a quality and type consistent with the Other Building in accordance with the terms and conditions set forth herein. Lessor hereby represents and warrants to Lessee that Lessor owns fee simple title to the Land and that there exists no mortgage, deed to secure debt or ground lease encumbering the Land other than that certain deed to secure debt held by Lloyds Bank Plc. Lessor shall provide Lessee with a non-disturbance agreement from Lloyds Bank Plc meeting the requirements set forth in the other Lease, on or before the date that is thirty (30) days after such non-disturbance agreement has been delivered to Lloyds Bank Plc.

        2.1 On or before the date (herein called the "Option Exercise Deadline") that is four and one-half (4 1/2) years after the Commencement Date (as defined in the other Lease), and provided that (i) Lessee is not in default under the terms of the Other Lease at the time of Lessee's exercise of the Option, (ii) Lessee is in possession of the "Premises" (as defined in the Other Lease), (iii) the Other Lease is then in full force and effect and (iv) Lessee has exercised the Option to Extend (as defined in the Other Lease) if so required under the terms of Section 2.5 hereof, Lessee shall have right to exercise the Option, on one or more occasions, by delivering written notice to Lessor of such exercise together with a specification of the amount of space Lessee desires to lease, which shall be in increments of at least 30,000 rentable square feet and shall be of such a configuration and design so that the remainder of the Land is, in Lessor's reasonable judgment, marketable for sale to third parties.

        2.2 Lessor shall as quickly as reasonably possible after receipt of Lessee's notice of its exercise of the Option in accordance with Section 2.1 hereof, prepare preliminary drawings, plans, and specifications of the Building and the Premises, including, without limitation, landscaping. Lessor and Lessee shall cooperate in good faith to resolve any reasonable objections Lessee may have to such preliminary plans and specifications and to cause final Plans acceptable to Lessor and Lessee to be created within a reasonable period of time after Lessee's exercise of the Option.

        2.3 As soon as practicable after Lessor and Lessee agree upon final Plans, Lessor shall determine the Annual Square Foot Rental Rate. Lessor shall submit the Annual Square Foot Rental Rate as determined in accordance with
Section 1.1 hereof and an itemization of all factors considered in determining the Annual Square Foot Rental Rate, and Lessee shall on or before the date that is thirty (30) days after Lessee's receipt of the

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Annual Square Foot Rental Rate (herein called the "Response Date") either approve or disapprove such Annual Square Foot Rental Rate. if Lessee fails to respond to Lessor on or before the Response Date, then Lessee shall be deemed to have rescinded its exercise of the Option.

        2.4 In the event that Lessee approves the Annual Square Foot Rental Rate, then promptly upon such approval the parties shall enter into a definitive and binding lease agreement which obligates Lessor to construct the Building substantially in accordance with the Plans and which is substantially in the form of the Other Lease, except as provided in Section 2.5 hereof, and Lessor shall cause the Premises to be completed substantially in accordance with final Plans within a reasonable period of time. In the event that Lessor fails to substantially complete construction of the Premises within a reasonable period of time, then Lessee shall have the right to terminate the exercise of the Option, together with any and all other remedies for a default by Lessor provided hereunder or at law or in equity.

        2.5 The definitive lease agreement entered in accordance with Section
2.4 hereof shall be substantially in the form of the Other Lease, except that
(i) the "Annual Base Rental" shall be calculated based on the Annual Square Foot Rental Rate, (ii) the term of such lease agreement shall commence upon Lessor's substantial completion of the improvements to the Premises and shall expire either (A) in the event that such lease agreement commences on or before the date that is two and one-half (2 1/2) years after the Commencement Date (as defined in the Other Lease), on the date that is ten and one-half (10 1/2) years after the Commencement Date (as defined in the other Lease) or (B) in the event that such lease agreement commences after the date that is two and one-half (2 1/2) years after the Commencement Date (as defined in the Other Lease), on the date that is eight (8) years after such lease agreement commences, provided that in the event that such lease agreement commences after the date that is two and one-half (2 1/2) years after the Commencement Date (as defined in the Other Lease) then Lessee's right to exercise the Option shall be subject to and conditioned upon Lessee's prior exercise of the Option to Extend (as defined in the Other Lease) so as to extend the term of the Other Lease to such a date so that the Lease and the Other Lease shall terminate on the same date, (iii) in the event Lessee exercises the Second Option to Extend (as defined in the Other Lease) Lessee shall have the option to extend the term of such lease agreement on the same terms and conditions as provided in the Second Option to Extend under the Other Lease, (iv) Lessee shall have no rights to renew, expand or purchase the Premises and (v) Lessor shall have no obligations to provide any allowance or improve the Premises except as expressly provided herein and Lessor shall not be liable for any delays in the substantial completion of the Premises.

     3. Right of First Offer.  After the date that is four and one-half (4 1/2)
        --------------------
years after the Commencement Date (as defined in the Other Lease) and until the termination or other expiration of the Lease Term (as defined in the Other Lease) and provided Lessee is not in default under the Other Lease, Lessee shall have a right of first offer to purchase or lease the Premises or any portion thereof as hereinafter set forth (herein called the "Right of First Offer").

        3.1 Except with respect to an entity having the power of eminent domain in connection with condemnation proceedings or an entity to whom a security interest in the Premises is granted, neither the Premises, nor any portion thereof, nor any interest therein shall be sold, leased or otherwise transferred unless and until Lessor shall have first offered to sell or lease the Premises to Lessee and Lessee shall have waived, in writing or as otherwise provided herein, its right to purchase or lease the Premises or has agreed to purchase or lease the Premises on the terms set forth in this Section 3. If Lessor at any time desires to sell or lease the Premises, or any portion thereof or interest therein, to a third party, Lessor shall first deliver to Lessee notice of such intention, together with the terms on which Lessor would sell or lease the Premises (herein called the "Notice Letter"). Within ten (10) business days after receipt of such Notice Letter, Lessee, if it chooses to exercise its Right of First Offer, must deliver to Lessor an agreement to purchase or an agreement to lease, as appropriate, the Premises at the price or rental and under the same terms and conditions as provided in the Notice Letter, except that if the Notice Letter contemplates a sale, the sale shall be closed on the later of the date for closing specified in the Notice Letter or ninety (90) days after Lessee delivers to Lessor the executed agreement to purchase. In the event that Lessee fails to close the purchase of the Premises within the later of the date for closing specified in the Notice Letter or ninety (90) days as specified in the preceding sentence, or in the event of a lease agreement Lessee fails to execute a definitive Lease Agreement reasonably acceptable to Lessor within ninety (90) days after exercise of its Right of First Offer, through no fault of Lessor, then Lessee's right to purchase the Premises pursuant to this Section 3 hereof shall automatically terminate and lapse.

        3.2 If Lessee shall elect to waive its Right of First Offer or shall fail to exercise said right within ten (10) business days of receipt by Lessee of the Notice Letter in accordance with Section 3.1 hereof, then Lessee's Right of First Offer shall lapse and terminate and Lessor shall be entitled to consummate the sale or lease of the Premises or any portion thereof to any third party free of any right of Lessee.

        3.3 If Lessor fails to consummate the sale or lease of the Premises to a third party at the same price or rental as set forth in the Notice Letter on or before the date that is one

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hundred eighty (180) days after the Right of First Offer lapses in accordance with Section 3.2 hereof, then Lessee's Right of First Offer shall be reinstated and Lessee may thereafter elect to exercise its rights under this Section 3.

        3.4 Lessee's Right of First Offer shall completely terminate, lapse and be of no further force and effect upon Lessee's waiver or deemed waiver of the Right of First Offer in accordance with Section 3.2 hereof or upon Lessor's consummation of the sale or lease of the Premises or any portion thereof to a third party.

     4. Termination.  In the event Lessee fails to exercise the Option in
        -----------
accordance with Section 2 hereof and the Right of First Offer in accordance with
Section 3 hereof, Lessee's rights hereunder shall terminate, lapse and be of no further force and effect.

     5. Miscellaneous.
        -------------

        5.1 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

        5.2 The captions are inserted in this Agreement for convenience only, and in no way define, limit, or describe the scope or intent of this Agreement, or of any provision hereof, nor in any way affect the interpretation of this Agreement.

        5.3 This Agreement is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

        5.4 This Agreement may be executed in one or more original counterparts each of which shall be considered an original for all purposes.

        5.5 All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or three (3) days after depositing the same in the United States Mail, return receipt requested, addressed to the parties at the respective addresses set out below:

     If to Lessee:  Firearms Training Systems, Inc.
     ------------
                    110 Technology Parkway
                    Norcross, Georgia  30092

     If to Lessor:  Technology Park/Atlanta, Inc.
     ------------
                    Suite 300
                    40 Technology Park/Atlanta
                    Norcross, Georgia  30092
or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                     LESSOR:

Signed, sealed and delivered         TECHNOLOGY PARK/ATLANTA, INC.,
in the presence of:                  a Georgia corporation


  /s/ Angela D. Hicks                By: /s/ Richard R. O'Brien
 ----------------------------           --------------------------
 Witness                                Richard R. O'Brien
                                        Executive Vice President


Linda H. Gaines                      Attest: /s/ Mason W. Stephenson
----------------------------                 -------------------------
Notary Public                                Mason W. Stephenson
                                             Assistant Secretary
My Commission Expires: 8/24/95

(NOTARY SEAL)                            (CORPORATE SEAL)

                                     LESSEE:
                                     ------

Signed, sealed and delivered         FIREARMS TRAINING SYSTEMS,
in the presence of:                  INC., a Delaware corporation


____________________________         By:     /s/ Jody Scheckter
                                          -----------------------
Witness                              Its:       President
                                          -----------------------


Phyllis Pearce                       Attest: /s/ Clare Fawkes
----------------------------                 ----------------------
Notary Public                           Its:  Corporate Secretary
                                              ---------------------

My Commission Expires: 1/17/93                  [CORPORATE SEAL]

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                                                             TRACT #3

                                   EXHIBIT A
                                   ---------


ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 421, lst District, lst Section, Forsyth County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point which marks the southern end of a mitered corner of the intersection of the southeastern right-of-way line of Lakefield Drive and the northeastern right-of-way line of McGinnis Ferry Road (80 foot right-of-way); run thence in a southeasterly direction along the northeastern right-of-way line of McGinnis Ferry Road south 58 degrees 05 minutes 00 seconds east 904.47 feet to a point; thence leaving said right-of-way line run north 24 degrees 30 minutes 00 seconds east 109.21 feet to a point; run thence along an arc of a curve to the right (Chord: north 32 degrees 31 minutes 51 seconds east 148.09 feet; Radius: 530.00 feet) an arc distance of 148.58 feet to a point; run thence along an arc of a curve to the right (Chord: north 59 degrees 08 minutes 47 seconds east 82-86 feet; Radius:
130.00 feet) an arc distance of 84.33 feet to a point; run thence north 39 degrees 20 minutes 00 seconds west 30.00 feet to a point and the TRUE POINT OF BEGINNING; from the TRUE POINT OF BEGINNING as thus established run thence north 39 degrees 20 minutes 00 seconds west 301.11 feet to a point; run thence north 31 degrees 55 minutes 00 seconds east 507.00 feet to a point; run thence north 88 degrees 55 minutes 40 seconds east 767.51 feet to a point located on the western right-of-way line of proposed Martin-Marietta Access Road (proposed 100 foot right-of-way); run thence in a southerly direction along said right-of-way south 00 degrees 29 minutes 11 seconds west 412.24 feet to a point; thence leaving said right-of-way line run thence north 88 degrees 30 minutes 00 seconds west 692.94 feet to a point; run thence south 27 degrees 37 minutes 16 seconds west 320.01 feet to a point and the TRUE POINT OF BEGINNING.

The above-described property contains 9.1724 acres, and is shown on, and described according to, that certain survey for Technology Park/Atlanta, Inc. by Hannon, Meeks & Bagwell, Surveyors and Engineers, Inc. (Miles H. Hannon, Georgia Registered Land Surveyor No. 1528), dated April 27, 1993, last revised April 29, 1993, which survey is incorporated herein and by this reference made a part of this description.